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                                                                    EXHIBIT 5.01
                                                                    ------------
                                March 18, 1998

Exodus Communications, Inc.
2650 San Tomas Expressway
Santa Clara, CA 95051

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about March 19, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,708,706 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of (a) stock options to be granted by you under the 1998 Equity Incentive Plan (the "1998 Plan") and the 1998 Directors Stock Option Plan (the "Directors Plan"), (b) stock options granted by you under your 1995 Stock Option Plan and 1997 Equity Incentive Plan (the "1997 Plan"), which plans had been terminated and under which no further options will be granted (the "1995 Plan"), (c) stock options granted by you outside of any stock option plan (the "Non-Plan Options") or (d) purchase rights granted or to be granted under your 1998 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The plans referred to in clauses (a) through (d) above are collectively referred to in this letter as the "Plans"). In rendering this opinion, we have examined the following:

        (1) your registration statement on Form S-1 (File Number 333-44469) filed with and declared effective by the Commission on March 18, 1998, together with the exhibits filed as part thereof, including without limitation, each of the Plans and related stock option grant and exercise agreements and each of the Non-Plan Options;

        (2) your registration statement on Form 8-A filed the Commission on February 12, 1998, declared effective by the Commission on March 18, 1998;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof;

        (4) the Prospectuses prepared in connection with the Registration Statement;

        (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Exodus Communications, Inc., a California corporation ("Exodus California"), that are in our possession;

        (6) the stock records for both you and Exodus California that you have provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock); and

        (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

        We have also confirmed the effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

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Exodus Communications, Inc.
March 18, 1998
Page 2

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any
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facts that would lead us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California and the existing Delaware General Corporation Law without reference to case law or secondary sources.

        Based upon the foregoing, it is our opinion that the 5,708,706 shares of Stock that may be issued and sold by you upon the exercise of (a) stock options to be granted under the 1998 Plan or the Directors Plan, (b) stock options granted under the 1995 Plan, the 1997 Plan or the Non-Plan Options and
(c) purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                        Very truly yours,

                                        FENWICK & WEST LLP

                                        By: /s/ Eileen Duffy Robinett
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                                            Eileen Duffy Robinett